EXHIBIT 10.2
Text of Amendment to Certain Stock Option Agreements of George Samenuk
Mr. Samenuk’s agreements are amended to add the following at the end of each such agreement:
     “Extension of Post-Termination Exercise Period. Notwithstanding any provision herein or the Plan to the contrary, the vested portion of the Option shall remain exercisable for thirty (30) calendar days following January 7, 2007; provided, however, that in no event may the Option be exercised later than the earlier of the expiration of the term of the Option as set forth herein and/or the applicable grant notice.”